UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 18, 2016

PEBBLEBROOK HOTEL TRUST
__________________________________________
(Exact name of registrant as specified in its charter)

Maryland	001-34571	27-1055421
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

7315 Wisconsin Avenue, 1100 West, Bethesda, Maryland		20814
________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(240) 507-1300

Not Applicable
_____________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
The information set forth under Item 2.01 of this Current Report on Form 8-K regarding the Loan Agreement (as defined below) is hereby incorporated by reference into this Item 1.01.
Item 2.01. Completion of Acquisition or Disposition of Assets.
On October 19, 2016, Pebblebrook Hotel Trust (the “Company”), through certain of its subsidiaries, redeemed its 49% equity interest in its joint venture (the “JV Redemption”) with an affiliate of Denihan Hospitality Group (“Denihan”). Prior to the JV Redemption, the Company owned a 49% equity interest in the joint venture and the joint venture owned the following six hotel properties located in Manhattan, New York: Manhattan NYC, Dumont NYC, The Benjamin, Gardens NYC, Fifty NYC and Shelburne NYC.
In connection with the JV Redemption, the $410 million of debt that had been secured by first-mortgage liens on five of the six hotels owned by the joint venture was defeased, and the Company, through certain of its subsidiaries:

•	acquired 100% ownership of Manhattan NYC;

•	acquired 100% ownership of Dumont NYC;

•	received full repayment of the $50.0 million unsecured loan the Company had made to the joint venture in 2012 (the “Special Loan”);

•	entered into a new $140 million one-year term loan from Bank of America, N.A. (“BofA”), secured by a first-mortgage lien on Manhattan NYC (the “Manhattan NYC Loan”); and

•	assumed a $50 million loan secured by a first-mortgage lien on Dumont NYC and immediately repaid such loan using the proceeds from the repayment of the Special Loan.

The Manhattan NYC Loan is governed by a loan agreement, dated as of October 18, 2016, between 371 Seventh Avenue Co., LLC, a Delaware limited liability company that became, in connection with the JV Redemption, a wholly owned, indirect subsidiary of the Company (“Borrower”), and BofA (the “Loan Agreement”). The Manhattan NYC Loan matures on October 18, 2017 and bears interest, payable monthly, at a floating rate of 1-month LIBOR plus 1.65% per annum. As of October 19, 2016, the interest rate was 2.17% per annum.
As required by the Loan Agreement, the Manhattan NYC Loan is guaranteed by the Company, the Company’s operating partnership and the direct and indirect subsidiaries of the Company required to be guarantors under the terms of that certain Third Amended and Restated Credit Agreement, dated as of October 16, 2014, among the Company, the Operating Partnership, certain indirect subsidiaries of the Operating Partnership, BofA and certain other lenders named therein, which governs the Company’s senior unsecured revolving credit and term loan facilities (the “Corporate Credit Facility Agreement”).
The Loan Agreement contains representations, warranties, covenants, terms and conditions customary for transactions of this type, including limitations on liens, incurrence of debt, mergers and asset dispositions, covenants to preserve corporate existence and comply with laws, covenants on the use of proceeds of the Manhattan NYC Loan and default provisions, including defaults for non-payment, breach of representations and warranties, insolvency, non-performance of covenants, cross-defaults and guarantor defaults. The occurrence of an event of default under the Loan Agreement could result in the Manhattan NYC Loan and other obligations under the Loan Agreement becoming immediately due and payable and would allow BofA to exercise all rights and remedies available to BofA under any instruments and agreements required by or executed in connection with the Loan Agreement, including with respect to the collateral.
The foregoing description of the Loan Agreement is qualified in its entirety by reference to the terms of the Loan Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is hereby incorporated by reference into this Item 2.01.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information set forth under Item 2.01 of this Current Report on Form 8-K regarding the Loan Agreement and the Manhattan NYC Loan is hereby incorporated by reference into this Item 2.03.
Item 7.01. Regulation FD Disclosure.
On October 20, 2016, the Company issued a press release announcing the consummation of the JV Redemption and related transactions described under Item 2.01 of this Current Report on Form 8-K. A copy of that press release is furnished as Exhibit 99.1 to this current report and is hereby incorporated by reference into this Item 7.01.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
10.1	Loan Agreement, dated as of October 18, 2016, between 371 Seventh Avenue Co., LLC and Bank of America, N.A.
99.1	Press release, issued October 20, 2016, regarding the joint venture redemption.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PEBBLEBROOK HOTEL TRUST

October 21, 2016	By:	/s/ Raymond D. Martz
Name: Raymond D. Martz
Title: Executive Vice President, Chief Financial Officer, Treasurer and Secretary

EXHIBIT INDEX

Exhibit No.	Description
10.1	Loan Agreement, dated as of October 18, 2016, between 371 Seventh Avenue Co., LLC and Bank of America, N.A.
99.1	Press release, issued October 20, 2016, regarding the joint venture redemption.